Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-224992, 333-230038 and 333-231339) of Pluralsight, Inc. of our report dated February 21, 2019, except for the effects of the restatement discussed in Note 3 to the consolidated financial statements, as to which the date is June 27, 2019 relating to the financial statements, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 27, 2019